SCHEDULE 14A
(Rule 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __ )

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EPIC BANCORP
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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630 Las Gallinas Avenue
San Rafael, CA 94903
(415) 526-6400

April 27, 2007

Dear Shareholder:

You are cordially invited to attend our Annual Meeting of Shareholders of Epic Bancorp to be held at 5:30 p.m. on Monday, June 11, 2007 at the San Rafael Corporate Center, 750 Lindaro Street, Tamalpais Room, San Rafael, California.

At this year’s meeting you will be asked to vote for six persons, Allan G. Bortel, Mark Garwood, Carolyn B. Horan, Richard E. Smith, Paul David Schaeffer and William Jeffery Tappan, to be elected to Epic Bancorp’s Board of Directors.  The Board of Directors recommends that you vote “for” each of the Nominees.

You will also be asked to approve the amendment to the Epic Bancorp bylaws to increase the range of Directors from four (4) to seven (7) to five (5) to nine (9). Two Board Directors plan to retire within the next two years and it is anticipated that new members will be brought on during the transition.  The Board of Directors recommends that you vote “for” this proposal.

You will also be asked to vote to ratify the selection of Vavrinek, Trine, Day & Co., LLP to serve as the independent public accountant to Epic Bancorp for the 2007 fiscal year. The Board of Directors recommends that you vote “for” this proposal.

You may also be asked to vote on any other matters as may properly come before the meeting.

In addition to the formal business, we will report to you on Epic Bancorp’s, Epic Wealth Management’s and Tamalpais Bank’s 2006 results and our goals as we look forward to 2007 and beyond.

We hope you will be able to attend.  However, your shares cannot be voted unless you sign, date and return the enclosed proxy card or attend the annual meeting in person.

Cordially,

Mark Garwood
President & CEO, Epic Bancorp
& Tamalpais Bank
Board Director

EPIC BANCORP
630 LAS GALLINAS AVENUE
SAN RAFAEL, CA  94903
(415)  526-6400

Notice of Annual Meeting of Shareholders
To Be Held on June 11, 2007 at 5:30 P.M.

NOTICE TO SHAREHOLDERS:

          The Annual Meeting of Shareholders of Epic Bancorp, a California corporation, will be held at the San Rafael Corporate Center, 750 Lindaro Street, Tamalpais Room, San Rafael, California on Monday, June 11, 2007 at 5:30 p.m. for the following purposes:

1.	To elect six directors;
2.	To approve the amendment to the Bylaws to increase the range of Directors to not less than five (5) nor more than nine (9) members; and,
3.	To ratify the appointment of Vavrinek, Trine, Day & Company LLP as independent public accountants of Epic Bancorp for the 2007 fiscal year.

          In addition, the shareholders may transact other business as may properly come before the meeting.

          The names of the Board of Directors’ nominees to be Directors of Epic Bancorp are set forth in the accompanying Proxy Statement and are incorporated by reference herein.

          Section 3.3 of the bylaws of Epic Bancorp provide for the nomination of directors in the following manner:

           “Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the Chairman of the Board of the corporation not less than 21 days nor more than 60 days prior to any meeting of shareholders called for the election of directors; provided however, that if less than 21 days’ notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of meeting was mailed.  Such notification shall contain the following information to the extent known to the notifying shareholder:  (a) the name and address of each proposed nominee; (b) curriculum vitae; (c) the principal occupation of each proposed nominee; (d) the number of shares of capital stock of the corporation owned by each proposed nominee; (e) the name and residence address of the notifying shareholder; and (f) the number of shares of capital stock of the corporation owned by the notifying shareholder.  Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman’s instructions, the inspectors of election can disregard all votes cast for each such nominee.  A copy of this paragraph shall be set forth in a notice to shareholders of any meeting at which directors are to be elected.”

          Only shareholders of record at the close of business on April 12, 2007 are entitled to notice of and to vote at this meeting and any adjournments thereof.

          IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTE. WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. IF YOU DO ATTEND THE MEETING AND YOU WISH TO CHANGE YOUR VOTE, YOU MAY WITHDRAW YOUR PROXY PRIOR TO THE TIME IT IS VOTED AND VOTE IN PERSON OR BY FILING A LATER DATED PROXY.

          WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED PRE-PAID ENVELOPE.

San Rafael, California	By Order of the Board of Directors,

April 27, 2007	/s/ William Jeffery Tappan

William Jeffery Tappan, Secretary

Mailed to shareholders
on or about April 27, 2007

EPIC BANCORP
630 LAS GALLINAS AVENUE
SAN RAFAEL, CALIFORNIA  94903
(415)  526-6400

PROXY STATEMENT

INFORMATION CONCERNING THE SOLICITATION

          The enclosed Proxy is solicited by, and on behalf of, the Board of Directors of Epic Bancorp, a California corporation, for use at the Annual Meeting of Shareholders to be held at the San Rafael Corporate Center, 750 Lindaro Street, Tamalpais Room, San Rafael, California, on Monday, June 11, 2007 at 5:30 p.m. (the “Meeting”).  Only shareholders of record on April 12, 2007  (the “Record Date”) will be entitled to vote at the Meeting.  At the close of business on the Record Date, Epic Bancorp had outstanding 3,966,192 shares of its no par value common stock (the “Common Stock”).

          Holders of Common Stock are entitled to one vote for each share held except that for the election of directors a shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by the shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates as he or she chooses.  However, no shareholder is entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless the candidate’s or candidates’ names have been placed in nomination prior to the voting and the shareholder has given notice at the Meeting prior to the voting of the shareholder’s intention to cumulate votes.  If any shareholder has given the required notice, all shareholders may cumulate their votes for candidates in nomination.  An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so, to announce his or her intention to cumulate his or her votes.  The proxy holders are given, under the terms of the Proxy, discretionary authority to cumulate votes represented by shares for which they are named in the Proxy.

          Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke or suspend it prior to its exercise.  It is revocable prior to the Meeting by an instrument revoking it or by a duly executed Proxy bearing a later date, delivered to the Secretary of Epic Bancorp. A Proxy is also revoked if the shareholder is present at the Meeting and elects to vote in person.  Unless otherwise instructed by the shareholder, each valid, returned Proxy which is not revoked will be voted “FOR” the nominees of the Board of Directors in the election of directors, “FOR” the Amendment to the Epic Bancorp Bylaws increasing the range of Board Directors to not less than five (5) nor more than nine (9) members, “FOR” the ratification of the appointment of Vavrinek, Trine, Day and Co., LLP  as independent public accountants of Epic Bancorp for the 2007 fiscal year and, at the proxy holders’ discretion, on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting).

          The Inspector of Elections for the Meeting will count votes cast by proxy or in-person at the Meeting.  Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately.  In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, and have the effect of a vote “against” the proposals.  Broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

          Epic Bancorp will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders.  Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock.  In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and regular employees of Epic Bancorp may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which Epic Bancorp will bear.

Principal Shareholders and Change of Control

          Management is not aware of any change of control of Epic Bancorp during the period beginning January 1, 2006 through the present. Management is not aware of any arrangement that, at a subsequent date, may result in a subsequent change of control of Epic Bancorp.  Shareholder ownership exceeding 5% is listed below in “Security Ownership of Certain Beneficial Owners.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

          The following table provides information as of April 12, 2007, as to shareholders who, to Epic Bancorp’s knowledge, beneficially own 5% or more of the outstanding shares of Common Stock.

Name and Address Beneficial Owner or Identity of Group (1)	Amount and Nature of Beneficial Ownership	Percent of Class

FMR Corp	291,910 shares	7.36%
82 Devonshire Street
Boston, MA 02109

Wasatch Advisors Inc.	240,864 shares	6.07%
150 Social Hall Avenue
Salt Lake City, UT 84111

The Banc Funds Company, LLC	239,857 shares	6.04%
208 S. LaSalle Street, Suite 1680
Chicago, IL 60604

Kit M. Cole	222,240 shares	5.55%
630 Las Gallinas Avenue
San Rafael, CA 94903

(1)

All information provided in this table and corresponding footnotes is based on Form 13G filings.  Except as described in the notes of the Security Ownership of Management table, each person has shared voting and investment power with respect to the shares listed.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

          Epic Bancorp has only one class of shares outstanding, Common Stock.

          The next table provides information as of April 12, 2007, concerning the equity ownership of Epic Bancorp’s directors/nominees and named executive officers of Epic Bancorp’s, and its directors and executive officers as a group.

Name and Address of Beneficial Owner (1)	Relationship to Epic Bancorp	Number of Shares Beneficially owned Beneficial Ownership (2)	Percent of Shares Beneficial Ownership (3)

Allan G. Bortel (4)	Director Epic Bancorp, Tamalpais Bank, and Epic Wealth Management	13,375.04%

Kit M. Cole (5)	Executive Chairman and Director Epic Bancorp; Chairman of the Board, Epic Bancorp, Tamalpais Bank and Epic Wealth Management	222,240	5.55%

Mark Garwood (6)	President & Chief Executive Officer, Director, Epic Bancorp, President & Chief Executive Officer, Vice-Chairman and Director Tamalpais Bank and Director, Epic Wealth Management	81,761	2.03%

Carolyn B. Horan (7)	Director Epic Bancorp, Tamalpais Bank and Epic Wealth Management	79,179	1.99%

Michael Moulton (8)	Chief Financial Officer Epic Bancorp and Epic Wealth Management; Executive Vice President & CFO Tamalpais Bank	48,792	1.22%

Paul Schaeffer (9)	Director Epic Bancorp, Tamalpais Bank and Epic Wealth Management	3,531	0.09%

Richard E. Smith (10)	Director Epic Bancorp, Tamalpais Bank and Epic Wealth Management	107,000	2.69%

W.Jeffery Tappan (11)	Director Epic Bancorp, Tamalpais Bank and Epic Wealth Management	43,539	1.10%

Loral Good	Former CEO, Epic Wealth Management	-0-	-0-

All Directors and Executive Officers as a Group (9 persons) (12)		599,417	14.71%

(1)	The address for all persons listed is c/o Epic Bancorp, 630 Las Gallinas Avenue, San Rafael, California 94903.

(2)

Unless otherwise indicated in these notes and subject to applicable community property laws and shared voting and investment power with a spouse, each director and executive officer listed above possesses sole voting power and sole investment power for the shares of Epic Bancorp Common Stock listed.

(3)

In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(4)	Includes 8,025 shares of stock and 5,350 non-employee stock options all of which are presently exercisable.

(5)

Includes 131,409 shares voted for Kit M. Cole Family Trust as Trustee, 48,563 shares voted for K. Cole IRA, 1,573 shares voted for Kit Cole Investment Advisory Services as CEO, and 40,695 shares of incentive stock options that are presently exercisable.

(6)	Includes 3,852 shares held in Family Trust, 11,750 shares held in Tamalpais Bank 401(K), and 66,159 shares of incentive stock options that are presently exercisable.

(7)	Includes 71,689 shares of stock and 7,490 non-employee stock options all of which are presently exercisable.

(8)	Includes 1,597 shares held in IRA, 7,838 shares held in Tamalpais Bank 401(K) and 39,357 shares of incentive stock options that are presently exercisable.

(9)	Includes 2,461 shares of stock and 1,070 non-employee stock options all of which are presently exercisable.

(10)	Includes 96,300 shares held in Richard E. Smith & Patricia Smith Trust, 2,140 shares in Patricia Smith IRA and 8,560 non-employee stock options that are presently exercisable.

(11)	Includes 6,089 shares of stock, 28,890 shares voted for Kit M. Cole Grandchildren’s Trust as Trustee, and 8,560 non-employee stock options that are presently exercisable.

(12)

Includes 402,588 shares of stock, 19,588 shares held in Tamalpais Bank 401(K), and 31,030 shares of non-employee stock options and 146,211 shares of employee stock options all of which are presently exercisable.

CORPORATE GOVERNANCE

          Consistent with our perception of good business principles, we historically have had a strong commitment to good corporate governance and to the highest standards of ethical conduct.  Additionally, as part of a highly regulated industry, the corporate governance principles and procedures of the Sarbanes-Oxley Act of 2002 (“SOX”), the Securities and Exchange Commission (the “SEC”) and NASDAQ (our common stock is listed on the NASDAQ Capital Market System) are relatively familiar.  For instance, we believe that at least a majority of our directors have been “independent” at Tamalpais Bank since 1991 and that it has been the case at Epic Bancorp since it was formed in 1988, and Epic Wealth Management, formed in January 2005. We have for some time delegated policy making and oversight functions to committees which also consist of independent directors.  During the last three years, we have been formalizing, refining, and fine-tuning our procedures to comply with the new requirements.  We believe that we have taken all required actions to comply with all applicable provisions of the SOX, implementing regulations of the SEC and the NASDAQ rules.

Board of Directors

          Epic Bancorp is governed by a Board of Directors (the “Board”) and various committees of the Board that meet throughout the year.  Directors discharge their responsibilities throughout the year at Board and committee meetings and also through telephone contact and other communications with the Executive Chairman and the President & Chief Executive Officer and other officers regarding matters of concern and interest to Epic Bancorp as well as by reviewing materials provided to them.

Director Independence

          It is the Board’s policy that at least a majority of the Board consists of independent directors.  For a director to be considered independent, the Board must determine that the director does not have any material relationship with Epic Bancorp and is otherwise an “independent director” within the meaning of the NASDAQ rules.  The Board has determined that the following four (4) directors of Epic Bancorp (constituting 67% of the entire Board) satisfy NASDAQ’s requirements:  Allan G. Bortel, Carolyn B. Horan, Paul David Schaeffer and Richard E. Smith. Director Mark Garwood is Chief Executive Officer.  Director W. Jeffery Tappan is a non-management director.

          The NASDAQ rules require all members of the audit, the compensation, and the corporate nominating/governance committees to be independent directors.  Members of the audit committee must also satisfy an additional SEC requirement, which provides that they may not accept directly or indirectly, any consulting, advisory, or other compensatory fee from us or any of our subsidiaries other than their director’s compensation.  The Board has determined that all members of the audit, compensation, and nominating and corporate governance committee satisfy the relevant independence requirements.

Meetings and Attendance

          Directors are expected to attend all Board meetings and meetings of committees on which they serve and each annual shareholders’ meeting.  At the 2006 Annual Meeting of Shareholders, all directors were present. The total number of meetings of the Board of Directors (including regularly scheduled and special meetings) held during 2006 was eleven (11).  Each incumbent director attended at least 90% of the aggregate of:  (i) the total number of meetings of the Board of Directors held during the period that he or she served, and (ii) the total number of meetings held by all committees of the Board of Directors on which he or she served during the period that he or she served.

Communication by Shareholders with Board of Directors

          Epic Bancorp’s Board of Directors provides a process for shareholders to send communications to the Board of Directors.  The manner in which shareholders can communicate with the Board of Directors and Epic Bancorp’s process for determining which communications will be relayed to the Board of Directors is available to shareholders on Epic Bancorp’s web-site.  Epic Bancorp’s web-site is located at www.epicbancorp.com.

Director Nomination Process

          The Nominating/Governance Committee is responsible for recommending for the Board’s selection, the slate of director nominees for election to our Board and for filling vacancies occurring between annual meetings of shareholders.

          This committee will consider shareholder recommendations for candidates for the Board.  Recommendations can be made in accordance with the Nominating/Governance Committee Charter.  The committee’s non-exclusive list of criteria for Board members is set forth as Exhibit A to the Nominating/Governance Committee Charter. See “Committees of the Board of Directors – Nomination/Governance Committee.” The committee screens all potential candidates in the same manner regardless of the source of the recommendation.

Meetings of Independent Directors

          NASDAQ Marketplace Rules require that the independent directors regularly meet without any management directors present.  Our independent board members meet regularly to discuss various issues affecting the Company, principally in the context of standing committee meetings of wholly independent committees.

Code of Ethics

          We expect all of our directors, officers (including our President & Chief Executive Officer and Chief Financial Officer) and employees to adhere to the highest standards of ethics and business conduct with each other, customers, shareholders and communities we serve and to comply with all applicable laws, rules and regulations that govern our business.  These principles have long been embodied in our various policies relating to director, officer and employee conduct including such subjects as employment policies, conflicts of interest, professional conduct, and protection of confidential information.  The Board has adopted a comprehensive Code of Ethics reflecting these policies, which is available on our website at www.epicbancorp.com. Any change to or waiver of the Code of Ethics (other than technical, administrative, and other non-substantive changes) will be reported on a Form 8-K filed with the Securities and Exchange Commission.  While the Board or the Nominating/Governance Committee may consider a waiver for an executive officer or director, we do not expect to grant such waivers.  Copies of our Form 10-K for the year ended December 31, 2006 and any Form 8-Ks that we file, are posted on our website.

COMMITTEES OF THE BOARD OF DIRECTORS

          Epic Bancorp has standing Audit, Compensation, and Nominating/Governance Committees and has adopted a charter for each of these three standing committees.

Audit Committee

          The Audit Committee of Epic Bancorp’s Board of Directors (the “Audit Committee”), which consisted solely of independent outside Directors with Richard E. Smith, as Chairman, Allan G. Bortel, Carolyn Horan and Paul Schaeffer, held eleven (11) meetings in 2006. The functions of the Audit Committee are to approve the appointment of and to oversee a firm of independent public accountants who audit the books and records of Epic Bancorp for the fiscal year for which they are appointed, to approve each professional service rendered by the independent accountants and to evaluate the possible effect of each such service on the independence of Epic Bancorp’s accountants.  The Audit Committee also reviews internal controls and reporting procedures of Epic Bancorp’s, Tamalpais Bank’s, and Epic Wealth Management’s operations and periodically consults with the independent auditors with regard to the adequacy of internal controls and they review all internal and external compliance audits and regulatory examinations.

          The Board of Directors has determined that it has a financial expert serving on Epic Bancorp’s Audit Committee.  The Audit Committee’s financial expert is Richard E. Smith.  See Proposal No. 1 – Information Concerning Nominees for Director and Executive Officers, for Mr. Smith’s qualifications, who is Chairman of the Audit Committee.  As with all members of the audit committee, Mr. Smith is independent as defined by current NASDAQ rules. A copy of the Audit Committee’s Report for the year ended December 31, 2006, is attached as Appendix “A” to this proxy statement.

Compensation Committee

          The Compensation Committee, which during 2006 consisted solely of independent outside Directors with Allan G. Bortel, as Chairman, Carolyn Horan, Paul Schaeffer and Richard E. Smith, met seven (7) times during the fiscal year ending December 31, 2006.  The principal functions of the Compensation Committee are, subject to approval of the Board of Directors, to establish personnel policies, set compensation for senior officers, establish employee benefit programs and review the performance of senior officers.

          Each member of the compensation committee is independent as defined by current NASDAQ rules.

Compensation Committee Interlocks and Insider Participation

          There were no interlocking relationships where (a) an executive officer of Epic Bancorp served as a member of the Compensation Committee of another entity, one of whose executive officers served on the Compensation Committee of Epic Bancorp, Tamalpais Bank or Epic Wealth Management; (b) an executive officer of Epic Bancorp served as a director of another entity, one of whose executive officers served on the Compensation Committee of Epic Bancorp, Tamalpais Bank or Epic Wealth Management; or, (c) an executive officer of Epic Bancorp served as a member of the Compensation Committee of another entity, one of where executive officers served as a director of Epic Bancorp, Tamalpais Bank or Epic Wealth Management.

Nominating/Governance Committee

          The Nominating /Governance Committee, which during 2006 consisted of Carolyn B. Horan, as chair, Allan G. Bortel, Paul Schaeffer and Richard E. Smith, met seven (7) times during the fiscal year ending December 31, 2006.  The principal functions of the Nominating/Governance Committee are to assist the Board by identifying individuals qualified to become Board members, recommend nominees for election as directors to the full Board of Directors, recommend to the Board nominees for each Board committee and each Board committee chairperson, develop and recommend to the Board a set of corporate governance guidelines applicable to Epic Bancorp, and oversee an annual evaluation of the Board. The Nominating/Governance Committee has a charter, a current copy of which is available to shareholders on Epic Bancorp’s web-site, located at www.epicbancorp.com.

          Each member of the Nominating/Governance committee is independent as defined by current NASDAQ rules.

          The Nominating/Governance Committee will consider director candidates recommended by securities holders if the procedures contained in Epic Bancorp’s Bylaws are followed. These procedures are described in the NOTICE OF ANNUAL MEETING included with this Proxy Statement.

          The Nominating/Governance Committee Charter contains a description of the minimum qualifications for Nominating/Governance Committee recommended nominees.  The minimum qualifications are:

•	high personal and professional integrity;
•	demonstrated analytical ability and judgment with an emphasis on strategic thinking;
•	genuine interest in serving Epic Bancorp and willingness to commit sufficient time; and,
•	share ownership. (1)

(1)	Non-shareholder nominees are expected to purchase shares as soon as practicable.

          The Nominating/Governance Committee will conduct an annual review of the skills and characteristics that should be reflected in the composition of the Board as a whole.  As a result of the review, the Nominating/Governance Committee will identify the desired skills and characteristics that are not presently reflected in the composition of the Board as a whole recognizing that the skills and characteristics of the members of the Board will change from time to time.  The Nominating/Governance Committee will take into consideration any evaluation of the performance of the incumbent directors.  The Nominating/Governance Committee will survey the Board and management of Epic Bancorp for potential nominee recommendations and consider any shareholder-recommended nominees.  Shareholder-recommended nominees and Nominating Committee nominees will be evaluated in the same manner including, but not limited to:

•	examination of the curriculum vitae of nominees;
•	interviews;
•	background checks; and,
•	verification of references.

          The Nominating/Governance Committee has authority to engage a third party to identify, or evaluate or assist in evaluating, potential nominees, but did not engage a third party to perform any functions in connection with identifying or evaluating the nominees listed and identified in this Proxy Statement.

PROPOSAL NO. 1

ELECTION OF DIRECTORS OF EPIC BANCORP

          The Bylaws of Epic Bancorp provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance with that procedure may, in his or her discretion, be disregarded by the Chair of the Meeting and, upon the Chair’s instruction, the inspectors of election must disregard all votes cast for those nominee(s).

Nominees

          The Bylaws authorize not less than four (4) nor more than seven (7) directors with the exact number within that range to be fixed by resolution of the Board of Directors.  The number of directors of Epic Bancorp has been set at six (6). The Board of Directors has increased this range subject to shareholder approval.  See “Proposal No. 2”.  The Directors hold office for a term of one year continuing until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

          All proxies will be voted for the election of the following six (6) nominees recommended by the Board of Directors, each of whom is a current director, unless authority to vote for the election of directors is withheld:

Allan G. Bortel	Paul David Schaeffer
Mark Garwood	Richard E. Smith
Carolyn B. Horan	William Jeffery Tappan

          If any nominee’s name is lined out on the accompanying proxy card, the shares of such proxy will not be voted for election of such nominee.  If any of the nominees should unexpectedly decline or be unable to act as a director, the proxies may be voted for a substitute nominee to be designated by the Board of Directors.  The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named below.

Information Concerning Nominees for Director and Executive Officers

          The following discussion provides some information about those persons nominated by the Board of Directors for election as directors and for the Named Executive Officers, including each nominee’s and Named Executive Officer’s principal occupation for the past five years.

The following table lists our directors and executive officers:

Name	Position

Allan G. Bortel (1)	Director, Epic Bancorp Director, Epic Wealth Management Director, Tamalpais Bank

Kit M. Cole	Executive Chairman and Director, Epic Bancorp Chairman and Director, Tamalpais Bank Chairman and Director, Epic Wealth Management

Mark Garwood	President & Chief Executive Officer, Director, Epic Bancorp, President & CEO, Vice-Chairman and Director, Tamalpais Bank, Director, Epic Wealth Management

Loral Good	Former Chief Executive Officer, Epic Wealth Management

Carolyn B. Horan (1)	Director and Vice-Chairman, Epic Bancorp Director, Tamalpais Bank Director and Vice-Chairman, Epic Wealth Management

Michael Moulton	Executive Vice President & Chief Financial Officer, Tamalpais Bank, Chief Financial Officer Epic Bancorp and Epic Wealth Management

Paul Schaeffer (1)	Director, Epic Bancorp Director, Tamalpais Bank Director, Epic Wealth Management

Richard E. Smith (1)	Director & Treasurer, Epic Bancorp Director & Treasurer, Tamalpais Bank Director& Treasurer, Epic Wealth Management

William Jeffery Tappan	Director and Secretary, Epic Bancorp Director and Secretary, Tamalpais Bank Director and Secretary, Epic Wealth Management

(1)

Member of the Audit, Compensation, and Nomination Committees of Epic Bancorp. Allan G. Bortel, Carolyn B. Horan, Paul David Schaeffer and Richard E. Smith are independent directors as defined by the NASDAQ rules.

          The following is a brief account of the business experience during the past five years of each director, nominee, and executive officer of Epic Bancorp.   Executive officers must be selected by the Board of Directors annually as required by the Bylaws of Epic Bancorp.

          Allan G. Bortel, CFA, 66, is a retired securities analyst who has lived in Tiburon (Marin County), CA, for nearly 38 years.  He has served as a Director of Epic Bancorp and Chairman of the Compensation Committee of the Epic Bancorp Board since May 2004.  Mr. Bortel became a Chartered Financial Analyst (CFA) in 1971.   For many years Mr. Bortel was recognized as a top analyst specializing in financial companies by Institutional Investor magazine in its annual poll of stock brokerage research.  During his career, Mr. Bortel was associated with Lehman Brothers, Loeb Rhoades & Co. and Sutro & Co., in their San Francisco-based research departments.  From 1996-1998, Mr. Bortel managed an investment fund that specialized in financial stocks.  Mr. Bortel was a Trustee of the Belvedere-Tiburon Library and is currently a commissioner on the Marin County Commission on Aging (MCCA), both appointments of the Tiburon Town Council.  He is a member of the Library’s Foundation and serves on the Library’s Program Committee.  He has a strong interest in affordable housing and serves as the Chairman of the Housing & Transportation Committee of the MCCA.  Mr. Bortel is an active volunteer at The Redwoods Retirement Residence, Mill Valley, where he teaches computers and assists residents with the wide range of technological challenges faced by seniors.  Mr. Bortel is Vice President of the Reedlands Property Owners Assn. and publishes its newsletter.  He serves as the co-Chairman of his Community Emergency Response Training (CERT) unit in southern Marin County. He is a member of the Marin Conservation League’s Land Use Committee and represents para transit on the Citizens Oversight Committee for Marin Transportation Expenditures. Mr. Bortel earned a B.S. (economics) from The Wharton School of the University of Pennsylvania, and his MBA (finance) at the University of California, Berkeley.

          Kit M. Cole,   66, is the Executive Chairman of Epic Bancorp and Chairman of Tamalpais Bank, a subsidiary of Epic Bancorp.  Ms. Cole served as Chairman and CEO of Epic Bancorp since its inception in 1988 and as Chairman and Director of Tamalpais Bank since its inception in 1991.  Ms. Cole was CEO of Tamalpais Bank from its inception until December 31, 2004. Ms. Cole was CEO of Epic Bancorp until July 1, 2006.  In 1977, Ms. Cole established Kit Cole Investment Advisory Services to provide investment advisory and financial planning services, with a special focus on the needs of women and families. Ms. Cole retired as an active investment manager in 2005.  In 1997, she was inducted into the Marin County Women’s Hall of Fame.  In 1998, Ms. Cole served as Chairman of the Marin Women’s Commission, where she also co-chaired the Economic Resource Center Committee.  Ms. Cole was the principal organizer of New Horizons Savings and Loan Association (“New Horizons”) in 1978 and served as its first Chairman of the Board.  She has co-founded two influential community organizations: the Wednesday Morning Dialogue, a group of one hundred community women, and Marin Forum, a group of fifty outstanding men and women community leaders.  Ms. Cole is also Chairman Emeritus and a director of Circle Bank and New West Bancshares.

          Mark Garwood, age 52, a resident of Kentfield, California, is President & CEO and Board Director of Epic Bancorp, serves as President & CEO, Vice-Chairman and Board Director of Tamalpais Bank and serves as Board Director of Epic Wealth Management, Mr. Garwood began employment with Tamalpais Bank as Vice President and Chief Lending Officer in 1991, was named President in 1996, and was promoted to CEO and Vice-Chairman effective December 31, 2004, was named President / CEO and Director of Epic Bancorp July 1, 2006. Mr. Garwood has over 28 years of banking experience.  He has held a California Department of Real Estate broker’s license and has been a real estate developer and investor for 25 years.  Mr. Garwood is Chairman of the Marin Workforce Housing Trust Board of Directors, and was a founding organizer of the Major Employer Housing Group, which was created to establish a workforce housing trust in Marin County through a public private partnership.  He is a past member of the Board of Directors and Executive Committee of the San Rafael Chamber of Commerce, and served as Chairman in 2002.  Mr. Garwood serves as Treasurer for the City of San Rafael’s Friends of San Rafael.  He is a former Chairman of both the San Rafael Chamber’s Affordable Housing Committee and Marin Consortium for Workforce Housing and is a past board member and treasurer of the Kentfield Schools Foundation.  Mr. Garwood is also a past member of the Western Independent Bankers Membership Committee, Hospice of Marin Underwriting Committee, Board of Supervisors Housing Discrimination Task Force, North Bay Family Homes Loan Committee and San Rafael Rotary.  He has also served on the Board of Directors of Habitat for Humanity of Marin, and the California Association of Mortgage Brokers.  Under Mr. Garwood’s leadership, the Marin Consortium for Workforce Housing received the Marin Economic Commission’s 1999 Award of Excellence for Workforce Housing; the Marin Workforce Housing Trust received the 2003 Award of Excellence for Smart Growth and Workforce Housing from the Marin Economic Commission and the 2005 Melvin H. Boyce award from the Ecumenical Association for Housing (EAH).   Mr. Garwood received the Mary Lou Jacobsen award of excellence for leadership from the San Rafael Chamber of Commerce in 2000 and the Ann Weston community service award in 2006.  Under Mr. Garwood’s leadership, Tamalpais Bank received the 2004 Award of Excellence for excellence in business achievement from the Marin Economic Commission.

          Carolyn B. Horan, Ed.D, age 75, is a well-known educator and community leader.  Dr. Horan has served as a Director and Vice-Chairman of Epic Bancorp since its inception in 1988, and currently chairs the Board’s Nominating and Governance Committee.  She served as a Director of Tamalpais Bank since its inception in 1991, and as Vice-Chairman of the Board from 1991 until August 2004. She is also a Director of Epic Wealth Management, a wholly owned subsidiary of Epic Bancorp.  Carolyn B. Horan served as Executive Director of the Buck Institute for Education, a research and development institute, from 1987 through 2001.  Previously she was Assistant Superintendent of Educational Development for the Marin County Office of Education.  Over the years she has held office on several non-profit boards and educational organizations.  Dr. Horan holds a Bachelor of Arts Degree and a Masters Degree from San Francisco State University and a Doctorate Degree in Education from Nova University.  In 1992, Dr. Horan was inducted into the Marin County Women’s Hall of Fame.  Dr. Horan now pursues an artistic career in creative ceramics.  Her studio is located in Forestville, California, operating under the name Apple Tree Ceramics.

          Michael E. Moulton, age 45, a resident of Greenbrae, California, is Chief Financial Officer of Epic Bancorp and Epic Wealth Management, and is Executive Vice President and Chief Financial Officer of Tamalpais Bank.  Mr. Moulton came to Tamalpais Bank in 1994 as Vice President, Controller.  He was named Chief Financial Officer of Tamalpais Bank in 1998, Chief Financial Officer of Epic Bancorp in 2003, and Chief Financial Officer of Epic Wealth Management in 2005.  Prior to joining Tamalpais Bank, Mr. Moulton served in various accounting and financial and managerial capacities at San Francisco Federal Savings and Loan and two other financial institutions.  Mr. Moulton has 19 years of industry experience and for the last thirteen years has been responsible for Tamalpais Bank’s accounting, investment management, financial planning and analysis, and secondary marketing activities. Since 2003 he has also been responsible for Epic Bancorp’s SEC reporting and performs many investor relations functions.

          Paul David Schaeffer, age 56, serves as Director of Epic Bancorp and its subsidiaries, Tamalpais Bank and Epic Wealth Management.  Mr. Schaeffer is Managing Director, Strategy Innovation at SEI Investments in the firm’s Investment Manager Market Unit. He is responsible for developing overall business strategy, product development and thought leadership initiatives that enable SEI to meet the competitive challenges of its investment management clients.  Mr. Schaeffer has over twenty years of industry experience in the areas of business strategy, investment product distribution, operations and process improvement, and customer segment competitiveness.  Before SEI, Mr. Schaeffer was managing partner of Investment Counseling, Inc. (IC) and Executive Vice President of Capital Resource Advisors, where his clients included investment management organizations, mutual fund companies and bank trust departments that targeted the institutional, high net worth and retail customer segments.  He was the primary author of Competitive Challenges, the industry best practices study, and is a frequent speaker at industry conferences, including ICI, ABA, AIMR, ICAA and U.S. Institute.  Prior to IC, Mr. Schaeffer was Chief Operating Officer of Harris Bretall Sullivan and Smith, a San Francisco-based investment counseling firm.  Earlier in his career, Mr. Schaeffer was President and Chief Operating Officer of Act III Publishing, Chief Financial Officer of Act III Communications, and Vice President of Embassy Communications, a large diversified entertainment company. Mr. Schaeffer’s background in government and public policy includes senior positions with President Jimmy Carter, Senator Edward M. Kennedy and Congressman Les Aspin.

          Richard E. Smith, CPA/CFE, age 69, was a co-organizer and founding shareholder of Epic Bancorp.  He has served as a Director of Epic Bancorp since its inception in 1988 and as a Director of Tamalpais Bank, a wholly owned subsidiary of Epic Bancorp, since its inception in 1991.  Currently, Mr. Smith chairs its independent Audit Committee.  He is also a Director of Epic Wealth Management, a wholly owned subsidiary of Epic Bancorp. Mr. Smith was Managing Partner of the San Francisco Bay Area Profit Center for a National CPA firm before founding his own firm in Marin County.  Mr. Smith is a Certified Fraud Examiner, and he has testified extensively as an expert accounting witness in civil and criminal judicial proceedings involving fraud, white-collar crime and accounting malpractice issues.  Mr. Smith served on the California State Board of Accountancy Technical Review Panel and the State Board of Accountancy Major Case Project.  Mr. Smith is the recipient of an honorary lifetime membership award from the American Institute of CPA’s for his many professional activities.  He was active in Marin Rotary Clubs, Marin Estate Planning Council, the International Association of Financial Planners, Marin Wine and Food Society, Marin Country Club, and the Okizu Foundation.  He is semi-retired and lives in Green Valley, Arizona. Mr. Smith is past president of Desert Hills Golf Club and Director of Green Valley Domestic Water Improvement District.  He holds current active professional licenses in California.

          William Jeffery Tappan, age 42, has served as a Director of Epic Bancorp and its subsidiary, Tamalpais Bank, since 2001.  He also currently serves as a Director of Epic Wealth Management. Mr. Tappan has over 17 years of Financial Services experience including investment regulations, compliance officer and managing fixed income.  Mr. Tappan received a Bachelors of Arts in Business Economics from U.C. Santa Barbara and he completed a post-graduate program at the California Interstate Banking School.  In December 2005, he received his Masters in Business Administration from San Francisco State University.  Mr. Tappan has served as Chairman of Loan Committee for Tamalpais Bank for 3 years and has served on the Loan Committee since 2001.

          There is no family relationship between any director, or principal officer, except that Director W. Jeffery Tappan is the son of Executive Chairman, Kit Cole.

          None of the other Epic Bancorp directors is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Policy Regarding Director Attendance at Annual Meetings

          The Board of Directors has adopted a policy requiring all directors to attend annual meetings of shareholders.  At the 2006 Annual Meeting of Shareholders six (6) of the six (6) incumbent directors were present.

Tamalpais Bank Directors Emeritus

          Tamalpais Bank began its Director Emeritus Program in 2002 for the purpose of encouraging former directors to continue to promote Tamalpais Bank in the community.  Emeritus Directors receive a stipend of $2,000 per month for their services in promoting Tamalpais Bank.

          Diane Doodha was member of the Board of Directors of Tamalpais Bank since 1991 and is a founding shareholder of Tamalpais Bank.  Ms. Doodha’s diverse career includes that of educator, administrator and business woman.  She has long been a supporter of both Marin and San Francisco community organizations and has served on many boards of directors including those of Children as Peacemakers, BAYLA, The California Film Institute/Mill Valley Film Festival, The San Francisco Performing Arts Library and Museum and the Marin Arts Council. Ms. Doodha will serve as Emeritus Director until June 2008.

COMPENSATION DISCUSSION AND ANALYSIS

Oversight of Executive Compensation Program

          The Compensation Committee (“Committee”) is an appointed committee of the Board of Directors of Epic Bancorp consisting of not less than three independent board members and led by an elected Chairperson.  Pursuant to the Committee’s Charter, each of the members is an independent director as defined in Rule 4200(a)(15) of the National Association of Securities Dealers, Inc. and an “outside director” under Section 162(m) of the Internal Revenue Code (“IRC”) of 1986, as amended from time to time.

          The Committee’s mission is to assure that compensation programs for directors and  executive officers of Epic Bancorp and its subsidiaries (as determined by the Committee in collaboration with the President & Chief Executive Officer) are effective in attracting, motivating and retaining directors and executive officers.  In general, a compensation program should link pay to performance, be reasonable in light of the Company economics and the relevant practices of other, similar companies, and be administered fairly and in the shareholders’ interests.  The Committee will make recommendations to the Board in setting executive compensation policy and administering Board approved compensation plans.

          The Committee meets a minimum of four (4) times annually to review compensation programs, approve compensation levels and performance targets, review management performance and approve final executive bonus distributions.

          The Committee operates in accordance with a Compensation Committee Charter, which sets forth its rights and responsibilities.

Compensation Philosophy

          The Committee believes that executive compensation should align with shareholders’ interests, link directly to the achievement of Epic Bancorp’s performance goals, reinforce support for Epic Bancorp’s vision and be consistent with market compensation trends.

          The Committee evaluates both performance and compensation to ensure that Epic Bancorp maintains its ability to attract and retain employees critical to its long-term success and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of peer financial institutions.  To that end, the Committee believes executive compensation packages provided by Epic Bancorp to its executives should include both cash and stock-based compensation that recognizes and rewards superior performance.

Objectives of Executive Compensation

          In determining executive compensation, the Committee’s objectives include ensuring the ability to attract, motivate and retain quality executive leadership who can assist in delivering high performance to our shareholders and customers; compete with other financial institutions; reward individual and team contributions to achieving goals of the overall profitability of Epic Bancorp and align the interests of executive management with those of it’s shareholders.  The Committee wants to reward those employees who are excelling in their respective positions and, by so doing, ensuring the future profitability of Epic Bancorp.

          For 2006, our corporate goals included maintaining strong growth of loans and deposits in our markets while maximizing profitability, improving our operating efficiency, and maintaining our culture of dependable risk and capital management, in order to achieve our governing objective of maximizing long-term shareholder value.

          The Committee strives to meet these objectives while maintaining market competitive pay levels.  We also consider each executive officer’s current salary and an appropriate balance between incentives for long-term and short-term performance.

Role of Executive Officers and Compensation Consultant

          The Committee makes all compensation decisions for the Chairman of the Board and the President & Chief Executive Officer of Epic Bancorp.  The President & Chief Executive Officer annually reviews the performance of each of the other executive officers.  The conclusions reached and recommendations based on these reviews, including salary adjustments and annual award amounts, are presented to the Committee.  The Committee considers the President & Chief Executive Officer’s recommendations when making its final compensation decisions for all executives other than the Chairman of the Board and the President & Chief Executive Officer.

          In making decisions with respect to any element of the executive compensation package, the Committee considers the total compensation that may be awarded to each executive officer. The Committee considers the officer’s performance and contribution toward the attainment of Epic Bancorp’s goals, the nature and importance of the officer’s responsibilities, leadership and competitive considerations in the determination of the executive compensation package for each executive officer.

          The Committee has used in the past and is in the process of using a third-party consultant to help construct and maintain a competitive compensation program.  The consultant was chosen based on the firm’s experience in compensation matters in the financial services industry.  The consultant will be comparing salary levels and Epic Bancorp’s compensation programs to those of selected peer group companies.

Compensation Elements and Determination of Compensation

          Epic Bancorp intends to continue its strategy of compensating its executives through programs that emphasize performance-based incentive compensation. The executive compensation program has four primary elements: base salary, cash bonus incentives, grants of stock options and retirement, health and welfare benefits.  We believe these components work in unison to provide a reasonable total compensation package to the executive officers.  A brief description of these four components are described below.

          Corporate and individual performance goals are set for each year when the annual budget plan is approved. The annual budget plan establishes the performance benchmark for earnings, asset and deposit growth.  The President & Chief Executive Officer’s performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria.  Objective criteria include the achievement of net income and earnings per share targets and growth in assets, loans and deposits, return on equity and the Corporation’s efficiency ratio.  Subjective criteria include leadership, competence and planning and execution of strategic initiatives.

          The performance goals of the other executive officers are set by the President &  Chief Executive Officer.  These goals are based upon both corporate and personal performance.  Corporate goals are based upon achievement of the same earnings and growth targets as for the President & Chief Executive Officer.  Individual performance goals are based upon a combination of personal objectives and subjective performance criteria.

          Base Salary

          The Committee provides cash compensation to meet competitive practices and help assure that Epic Bancorp retains qualified leadership in executive positions.  Payment of compensation in the form of base salary also allows Epic Bancorp to accurately budget for this element of compensation expense.  The Committee does look to target salaries at a particular level within a peer group to remain competitive in the marketplace.  Base salaries are also intended to reflect the needs of Epic Bancorp, comparability within Epic Bancorp and consistency with Epic Bancorp’s salary structure, and the experience and responsibility requirements of the respective position.

          Salary ranges and individual salaries for executive officers are reviewed annually, and adjusted from time to time to take into account outstanding performance, promotions, and updated competitive information.  The Committee also reviews external surveys of the competitive compensation practices and performances of a peer group of similar, publicly-held, independent community banks in California to verify that salaries are competitive and within market ranges.  Based upon these factors, on January 23, 2006, the Committee established the President & Chief Executive Officer’s base salary at $235,000 per year, effective January 1, 2006.  Salaries for the named executive officers are set forth on the Summary Compensation Table.

          Cash Bonus Incentives

          Epic Bancorp pays annual cash bonuses to executive officers based on a subjective assessment of Epic Bancorp’s overall performance, executive leadership and individual contribution to Epic Bancorp’s performance and other factors.  The inclusion of bonus award compensation encourages management to be more creative, diligent and exhaustive in managing the Epic Bancorp to achieve specified financial goals.

          Under the program, the Committee approves an annual cash bonus incentive calculation for the executive officers taking into account certain financial performance targets and the individual’s strategic task accomplishments.  Awards earned under the annual cash bonus incentive award are contingent upon employment with Epic Bancorp through the end of the fiscal year.  None of the executive officers received a cash bonus in 2006.

          Long-Term Incentives

          Long-term incentives are designed to focus attention on long-range objectives and future returns to shareholders, and are presently delivered to the named executive officers through the awarding of stock options.  Periodically, awards of stock options to executive officers and employees are made.  Executive officers and other employees may also receive stock options at or near the time of their hire.  Non-employee directors are typically granted non-qualified stock options.  We believe that awards of stock options serve as effective long-term incentives for executive officers that encourage them to remain with Epic Bancorp and continue to excel in their performance, and more closely align the executive’s compensation with the return received by its shareholders.

          Each stock option permits the executive officer, generally for a period of ten years, to purchase one share of the Corporation stock from the Corporation at the exercise price, which is the closing price of the Corporation stock on the date of grant.  Stock options granted in 2006 will generally become exercisable in five years vesting 20% a year.  The number of stock options awarded to executive officers in 2006 and the exercise price for the stock options granted are shown on the Grants of Plan Based Awards in Fiscal 2006 Table in this proxy statement.  The number of the stock options awarded to outside directors is shown on the Director Compensation Table.

          Our long-term incentive program is an important element of our drive to identify, motivate and retain the high-potential leaders who will sustain our performance.  It also reinforces in the Corporation the entrepreneurial spirit by providing real incentives for our employees to sustain and enhance the Corporation’s long-term performance.  Both the executive officers and the Committee believe that the superior performance of these individuals will contribute significantly to Epic Bancorp’s future success.

          Various persons are involved in the process of awarding stock options.  The Committee approves grants of stock options to executive officers and to other employees and directors.  The Committee overseas the awarding practices, while the Chief Accounting Officer, Human Resources Department and the Board Secretary oversee the administration of the various long-term incentive plans.  The Chief Accounting Officer has established procedures that provide for consistency and accuracy in determining the fair market value of options and the expense regarding the stock option grants in compliance with FASB Statement 123R.

          An important objective of the long-term incentive compensation plans is to strengthen the relationship between the long-term value of Epic Bancorp’s stock price and the potential financial gain for the executive officers.  Stock options provide executive officers (as well as other employees and directors) with the opportunity to purchase our common stock at an exercise price fixed on the grant date regardless of future market price.  Accordingly, a stock option becomes valuable only if our common stock market price increases above the option exercise price and the holder of the option remains employed during the period required for the option to “vest”, thus providing an incentive for an option holder to remain employed by the Company.  In addition, stock options link a portion of the recipient’s compensation to shareholders’ interest by providing an incentive to increase the market price of our stock.

          Stock option grants are approved by the Committee with meetings scheduled in advance to meet appropriate deadlines for compensation related discussions.  Our consistent practice is that the exercise price for every stock option granted is the closing price on the NASDAQ Capital Market System on the date of grant.  The exercise price of options is not less than the fair market vale of the shares on the date of grant.

          There is a limited term in which an option recipient can exercise stock options, known as the “option term.”  The option term for executive officers is generally ten years from the date of grant.  At the end of the option term, the right to exercise any unexercised option expires.  Option holders generally forfeit any unvested options if their employment with us terminates.

          Retirement, Health and Welfare Benefits

          We offer a variety of health and welfare programs to all eligible employees.  Our executive officers generally are eligible for the same benefit programs on the same basis as the rest of the broad-based employees.  The health and welfare programs are intended to protect employees against catastrophic loss and encourage a healthy lifestyle.  Our health and welfare programs include medical, dental, vision, life insurance and accidental death and disability.  Epic Bancorp provides full time employees, regularly scheduled to work 30 or more hours per week, short-term disability, long-term disability, basic life insurance and basic accidental death and dismemberment insurance at no cost to the employee.  We offer a qualified 401(k) savings and retirement plan.  All Company employees, including senior executives, are generally eligible for the 401(k) Plan following attainment of the age of 18 years and the completion of three months of service at the Corporation.

          Under the 401(k) Plan, subject to the limitations imposed under Section 401(k) and Section 415 of the Code, a participant is able to elect to defer amounts up to the IRS annual contributions limit, and Epic Bancorp matches 100% of elective contributions (salary reduction contributions) up to five percent (5%) of annual salary, up to the IRS allowable annual limits.  We deposit our matching contribution into the 401(k) Plan according to the participant’s investment elections.

          The 401(k) Plan is administered by Tamalpais Bank. Tamalpais Bank’s Board of Directors appoints trustees to oversee the administration of the Plan and the Plan assets.  Trustees can be contacted by writing to them c/o Epic Bancorp, 630 Las Gallinas Street, Suite 200, San Rafael, CA 94903.  Distributions from the 401(k) Plan are made under termination of service, disability or death in a lump sum or in annual installments.

Tax Implications of Executive Compensation

          It has been and continues to be the Committee’s intent that all incentive payments be deductible unless maintaining such deductibility would undermine our ability to meet our primary compensation objectives or is otherwise not in our best interest.  We also take into account the tax effects of various forms of compensation and the potential for excise taxes to be imposed on our executive officers, which might have the effect of frustrating the purpose(s) of such compensation.

          Section 162(m) of the IRC places a limit of $1,000,000 on the amount of compensation that may be deducted by Epic Bancorp in any year with respect to certain of its highest-paid executives. Certain “performance-based compensation” is not counted toward this limit. Epic Bancorp intends generally to qualify compensation paid to executive officers for deductibility under the IRC, including Section 162(m), but reserves the right to pay compensation that is not deductible under Section 162(m).

BOARD COMPENSATION COMMITTEE REPORT

          We, the Compensation Committee of the Board of Directors of the Corporation, have reviewed and discussed the Compensation Discussion and Analysis with management. Based on that review and discussion, we have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December, 31, 2006 and Proxy Statement on Schedule 14A.

Submitted by the Compensation Committee:	Allan Bortel, Chairman
Carolyn Horan
Richard Smith
Paul Schaeffer

EXECUTIVE COMPENSATION

2006 Summary Compensation Table

          The following table summarizes the compensation earned or awarded for services rendered in all capacities for the Executive Chairman of the Board, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer and Epic Wealth Management’s Chief Executive Officer (collectively referred to as the “Executive Officers”) for services during 2006.

Name & Principal Position	Salary ($)		Bonus ($)	Other Annual Compensation ($)		Option Awards ($)		All Other Compensation ($)		Total ($)

Cole, Kit M. Executive Chairman Epic Bancorp	180,000	(1)	-0-	102,210	(3)	-0-	(7)	134,000	(4)	416,210

Mark Garwood President & CEO, Director Epic Bancorp and Tamalpais Bank Director, Epic Wealth Management	235,000		-0-	690	(3)	-0-	(7)	87,650	(5)	323,340

Moulton, Michael E CFO Epic Bancorp and Epic Wealth Management, EVP and CFO Tamalpais Bank	159,907		-0-	431	(3)	-0-	(7)	13,788	(6)	174,126

Good, Loral President & CEO Epic Wealth Management	125,758	(2)	-0-	262	(3)	8,194	(7)	N/A		134,214

(1)	K.Cole’s annualized salary of $225,000 at the beginning of 2006 was reduced to an annualized salary of $125,000, effective July 1, 2006.

(2)	Loral Good was hired May 15, 2006, at an annualized salary of $200,000 and resigned on March 5, 2007.

(3)

For Kit Cole, amount represents retirement payout of $100,000 from Tamalpais Bank and $2,210 in taxable (W-2) employer paid portion of life insurance premiums. For Mark Garwood, Michael Moulton, and Loral Good, amounts represent taxable (W-2) employer paid portion of life insurance premiums.

(4)	Represents $120,000 consulting fee related to the acquisition of clients from Epic Wealth Management, $5,000 in dependent care reimbursement, and $9,000 in 401(k) match contribution.

(5)	Represents $75,900 for accrued retirement expense and $11,750 for 401(k) match contribution.

(6)	Represents 12 months interest savings on employee loan, totaling $5,200; wellness policy reimbursement totaling $750; and 401(k) match contribution of $7,838.

(7)

Represents the amount of compensation expense recognized under FAS 123R in 2006 with respect to annual stock options granted in 2006.  Compensation expense is equal to the grant date fair value of the options estimated using the Black-Scholes option-pricing model, and is recognized ratably over the five-year vesting period.  The assumptions made in determining the grant date values of options under FAS 123R are disclosed in Note 1 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

Grants of Plan-Based Awards During 2006

          The following table presents information relating to grants of stock options which were granted in 2006 from the Corporation’s 2006 Employee Stock Option and Stock Appreciation Rights Plan.

          In 2006, salary and bonus as a percent of total compensation equated to 43.2%, 72.7%, 91.8%, and 99.8% for Cole, Garwood, Moulton and Good, respectively.

Name	Grant Date	All Other Option Awards: Number of Securities for Underlying Options (#)		Exercised or Base Price of Option Awards ($/Share)		Closing Market Price on Date of Grant ($/Share)		Grant Date Fair Value ($)

Kit Cole	N/A	N/A		N/A		N/A		N/A
Mark Garwood	N/A	N/A		N/A		N/A		N/A
Michael Moulton	N/A	N/A		N/A		N/A		N/A
Loral Good	7/25/2006	21,400	(1)	13.50	(2)	13.42	(2)	9,377	(3)

(1)	Ms. Good’s stock option award grant was issued under our 2006 Employee Stock Option and Stock Appreciation Rights Plan. As a result of her resignation on February 2007, her options expired.

(2)	The exercise price of the stock option award is equal to the grant date closing market price of our Common Stock.

(3)

This represents the grant date fair value for Ms. Good calculated using the Black-Scholes option-pricing model.  The assumptions made in determining these values are disclosed in Note 1 of Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2006.

Outstanding Equity Awards at Fiscal Year-End 2006

The following table summarizes for each named executive officer the information regarding outstanding option awards at December 31, 2006.

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($) Per Option	Option Expiration Date

Kit Cole	1,782	-0-		7.79	12/17/2012
	1,188	792	(1)	9.35	2/25/2013
	21,400	-0-		12.15	6/1/2014
	8,988	13,482	(2)	12.15	6/28/2014
	4,280	17,120	(3)	13.26	5/23/2015
Mark Garwood	11,691	-0-		1.14	5/20/2007
	9,630	-0-		1.14	5/20/2007
	5,618	-0-		4.05	1/22/2012
	2,969	-0-		7.79	12/17/2012
	1,188	792	(1)	9.35	2/25/2013
	21,400	-0-		12.15	6/1/2014
	8,988	13,482	(2)	12.15	6/28/2014
	4,280	17,120	(3)	13.26	5/23/2015
Michael Moulton	5,845	-0-		1.14	5/20/2007
	4,815	-0-		1.14	5/20/2007
	3,531	-0-		4.05	1/22/2012
	1,926	-0-		7.79	12/17/2012
	770	514	(1)	9.35	2/25/2013
	16,050	-0-		12.15	6/1/2014
	5,136	7,704	(2)	12.15	6/28/2014
	1,027	4,109	(3)	13.26	5/23/2015
Loral Good	-0-	21,400	(4)	13.50	7/25/2016

(1) Remaining unvested shares will vest on February 25, 2008.
(2) Remaining unvested shares will vest over a three year period ending June 28, 2009.
(3) Remaining unvested shares will vest over a four year period ending May 23, 2010.
(4) Remaining unvested shares will vest over a five year period ending July 25, 2011.

Option Exercises and Stock Vested During 2006

          Information related to the exercise of stock options for each executive officer during 2006 is listed below.

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)

Kit Cole	-0-	-0-
Mark Garwood	-0-	-0-
Michael Moulton	-0-	-0-
Loral Good	-0-	-0-

          There were no options exercised in 2006 by any Executive Officers.

Benefits Table

          Salary Continuation Plan for Kit M. Cole

          Pursuant to a salary continuation plan dated May 1, 2002, and effective January 1, 2002, Ms. Cole is eligible to receive a benefit of $100,000 per year commencing January 1, 2005 for a period of fifteen (15) years.  The benefit became fully vested on January 1, 2005, and Ms. Cole began receiving the benefits under this Salary Continuation Plan.

          Salary Continuation Plan for Mark Garwood

          Pursuant to a salary continuation plan executed in April 2003 and effective January 1, 2003, Mr. Garwood shall receive equal payments of $100,000 per year commencing January 1, 2015, or upon Mr. Garwood’s retirement from Tamalpais Bank if later, for a period of fifteen (15) years; provided, however, that should Mr. Garwood prior to December 31, 2014:

•	Voluntarily terminate employment;
•	Be terminated by Tamalpais Bank for cause; or,
•	Die.

          Mr. Garwood shall be entitled to no benefit under this Plan.  Should Mr. Garwood be terminated by Tamalpais Bank other than for cause prior to December 31, 2014, should Garwood become disabled or should there be a change in control prior to Mr. Garwood’s termination of employment and prior to December 31, 2014, his benefit shall become vested and his benefit shall be an amount equal to $100,000 per year times the number of years of service to such date over twelve (12) years, which benefit shall be payable for fifteen years.  Should Mr. Garwood be terminated other than for cause, should Mr. Garwood become disabled or should there be a change in control prior to December 31, 2014, monthly benefit payments in an amount equal to the vested percentage shall commence within 60 days after such termination, disability or change in control and shall be completed after 180 payments have been made.

          The following table sets forth for each named executive officer the specified years of credited service and the estimated present value of accumulated benefits under our supplemental executive retirement plan.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)		Payment During Last Fiscal Year ($)

Kit Cole	Salary Continuation Plan	15	841,840	(1)	100,000
Mark Garwood	Salary Continuation Plan	15	910,791	(1)	-0-

(1)

The discount rate used to determine the present value is 7.00%, as used by the Corporation in determining benefit obligations for its post employment retirement benefits as of December 31, 2006.  The obligation is an unfunded general obligation of the Corporation.

DIRECTOR COMPENSATION DURING 2006

          The following table sets forth information on non employee director compensation.  Each director of the Epic Bancorp is also a director of Tamalpais Bank and Epic Wealth Management and is not compensated separately for service on Epic Bancorp’s Board.  This information relates to compensation paid by Epic Bancorp, as the Bank did not pay any director compensation in 2006.  Epic Bancorp held 11 meetings in 2006.  The Board members receive $4,000 per month and the Audit Chairman receives $6,000 a month.

Name	Fees Earned or Paid in Cash ($)		Other Compensation ($)	Option Awards ($)

Bortel, Allan	48,000		-0-	-0-
Horan, Carolyn	48,000		-0-	-0-
Schaeffer, Paul	44,000	(1)	-0-	4,229	(3)
Smith, Richard	78,000	(2)	-0-	-0-
Tappan, Jeffrey	48,000		-0-	-0-

(1)	Paul Schaeffer joined the Board of Directors on February 8, 2006; he earned 11 months of the annualized stipend of $48,000.

(2)	Amount represents annual stipend of $48,000 and additional compensation of $30,000 for chairman of the Audit Committee.

(3)	Represents the amount of compensation expense recognized under FAS 123R in 2006 with respect to option awards granted in 2006.

Compliance with Section 16 of the Securities Exchange Act of 1934

          Section 16(a) of the Securities Exchange Act of 1934 requires Epic Bancorp’s directors, executive officers and ten percent or more shareholders of Epic Bancorp’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of Epic Bancorp’s equity securities. Officers, directors and ten percent or more stockholders are required by regulation to furnish Epic Bancorp with copies of all Section 16(a) forms they file. To Epic Bancorp’s knowledge, based solely on review of the copies of such reports furnished to Epic Bancorp and written representations that no other reports were required during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its executive officers, directors and beneficial owners of ten percent or more of Epic Bancorp’s equity securities appear to have been met.

Related Transactions with Management and Others

          In January 2005, Epic Bancorp established a new subsidiary, Epic Wealth Management, a registered investment advisor under the federal Investment Advisors Act of 1940 which is administered by the Securities Exchange Commission.  Epic Wealth Management provides investment management, financial planning and advice to high-net worth families through the investment centers of every full-service branch of Tamalpais Bank and to the general Marin County marketplace.  Epic Wealth Management was initially capitalized by a $100,000 capital infusion by Epic Bancorp.  For 2005 and 2006, capital infusions to Epic Wealth Management from Epic Bancorp totaled $794,000 and $436,000, respectively.

          Additionally, on July 19, 2005 Epic Wealth Management entered into an agreement to pay Kit M. Cole, the Executive Chairman of the Company $250,000 on August 1, 2005 for recognition of services provided to Epic Wealth Management to assist in making contacts with prospective clients and in organizing its business.  Epic Wealth Management will also pay Ms. Cole $10,000 on the first day of each month for a period of fifty months beginning August 1, 2005 and which ended on 4/16/07. The cost of the agreement is being allocated over a period of approximately ten years.

          There have been no other transactions, or series of similar transactions, during 2006, or any other currently proposed transaction, or series of similar transactions, to which Epic Bancorp, Tamalpais Bank, or Epic Wealth Management was or is to be a party, in which the amount involved exceeded or will exceed $120,000 and in which any director (or nominee for director) of Epic Bancorp, executive officer of the Epic Bancorp, any stockholder owning of record or beneficially 5% or more of Epic Bancorp’s Common Stock, or any member of the immediate family of any of the foregoing persons, had, or will have, a direct or indirect material interest.

Indebtedness of Management

          Tamalpais Bank has had, and expects in the future to have banking transactions in the ordinary course of its business with many of Epic Bancorp and Tamalpais Bank’s directors and officers and their associates, including transactions with corporations of which such persons are directors, officers or controlling stockholders, on substantially the same terms (including interest rates and collateral) as those prevailing for comparable transactions with others. Management believes that in 2006 such transactions comprising loans did not involve more than the normal risk of collectibility or present other unfavorable features. As part of the Employee Loan Program, all employees, including executive officers, are eligible to receive mortgage loans at one percent (1%) below Tamalpais Bank’s prevailing interest rate at the time of loan origination. All loans to executive officers under the Employee Loan Program are made by Tamalpais Bank in compliance with the applicable restrictions of Section 22(h) of the Federal Reserve.

PROPOSAL NO. 2

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF AMENDMENT T0
THE EPIC BANCORP BYLAWS TO INCREASE THE RANGE OF BOARD DIRECTORS TO
NOT LESS THAN FIVE (5) NOR MORE THAN NINE (9).

Article III, Directors, Section 3.2 Number of Directors states that the number of the corporation’s Directors shall not be less than four (4) nor more than seven (7) with the exact number of Directors to be fixed within the limits specified by a resolution adopted by a majority of the Board of Directors.  The recommendation is to increase the range of Board Directors to not less than five (5) nor more than nine (9) members. Amend Article III, Section 3.2 of the Bylaws to two of the Board of Directors are planning to retire within the next two years, one of whom is the “financial expert” of the Board.  It is anticipated that two new members will be appointed to the Board to take over the chairmanship of two of the Epic Bancorp Board Committees which are composed of outside directors.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL TO AMEND THE EPIC BANCORP BYLAWS TO INCREASE THE RANGE OF BOARD DIRECTORS FROM NOT LESS THAN FIVE (5) NOR MORE THAN NINE (9) MEMBERS.  APPROVAL OF THE PROPOSAL REQUIRES A VOTE OF A MAJORITY OF THE OUTSTANDING SHARES OF THE COMPANY.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

          The Board of Directors of Epic Bancorp has selected and appointed Vavrinek, Trine, Day & Company LLP (“VTD”), independent public accountants, to examine the financial statements of Epic Bancorp for the year ending December 31, 2007.  In recognition of the important role of the independent auditor, the Board of Directors has determined that its selection of the independent auditor should be submitted to the shareholders for review and ratification on an annual basis.  The Board of Directors expects that a representative of VTD will be in attendance at the Annual Meeting and will be provided the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions of shareholders.

          During the fiscal year ended December 31, 2006, VTD provided professional services in connection with the review of the Quarterly Reports on Form 10-Q filed during 2006, preparation for the audit of financial statements and the 10-K of Epic Bancorp for the fiscal year ended December 31, 2006, and consulted with Epic Bancorp’s management regarding year end tax planning.

Fees Paid to Independent Auditors

          For 2006, the Audit Committee considered and deemed the services provided by VTD, the Corporation’s independent auditor, compatible with maintaining the principal accountant’s independence.  The following table sets forth the aggregate fees paid by the Company to Vavrinek, Trine, Day & Company LLP for services rendered by VTD in fiscal years 2006 and 2005.  The indicated services and fees are as follows:

	2006	2005

Audit Fees(1):	$74,705	$83, 595
Audit related fees:
Other accounting services	975	-0-
Tax fees:
Tax return preparation(2)	15,900	5,850
Tax consultation	750	2,500
All other fees(3):	450	-0-

Total Fees	$92,780	$91,945

(1)

Audit fees consist of fees incurred in connection with the audit of the Bancorp’s annual financial statements and the review of the financial statements included in the Bancorp’s quarterly reports and the 10-K filed with the Securities Exchange Commission, as well as work generally provided by the independent auditor, such as statutory audits, consents and review of documents filed with the Securities Exchange Commission for the Bancorp.

(2)	Tax fees consist primarily of fees paid in connection with preparing federal and state income tax returns and other tax related services.

(3)	Consultation services.

          For the fiscal year 2006 the Audit Committee considered and deemed the services provided by VTD compatible with maintaining the principal accountant’s independence.  The Charter for the Audit Committee of the Board contains policies and procedures for pre-approval of audit and non-audit services from our independent public accountant.

Audit Committee’s Pre-Approval Policies and Procedures

          All services provided by VTD require the pre-approval of the Epic Bancorp’s Audit Committee.  All tax related services and all other services provided by Vavrinek, Trine, Day & Company, LLP for 2005 and 2006 were pre-approved by the Audit Committee.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF VAVRINEK, TRINE, DAY & COMPANY LLP AS EPIC BANCORP’S INDEPENDENT PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2007. APPROVAL OF THE PROPOSAL REQUIRES THE AFFIRMATIVE VOTE OF A MAJORITY OF THE SHARES REPRESENTED AND ENTITLED TO VOTE AT THIS MEETING, ASSUMING A QUORUM IS PRESENT.

ANNUAL REPORT ON FORM 10-K

          The Annual Report on Form 10-K of Epic Bancorp for the fiscal year ending December 31, 2006 is being mailed simultaneously with this Proxy Statement.

          Additional copies of Epic Bancorp’s Annual Report on Form 10-K for the fiscal year ending December 31, 2006, which was filed with the SEC, are available from Epic Bancorp without charge by writing to Michael Moulton, Chief Financial Officer, Epic Bancorp, 630 Las Gallinas Avenue, San Rafael, California 94903.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR THE 2008 ANNUAL MEETING OF SHAREHOLDERS

          It is anticipated that the next year’s Annual Meeting of Shareholders will be held on June 10, 2008.  The deadline for shareholders to submit proposals for inclusion in the Proxy Statement and form of Proxy for the 2007 Annual Meeting of Shareholders is December 28, 2007. Additionally, with respect to any proposal by shareholders not submitted for inclusion in the Company’s Proxy Statement, if notice of the proposal is not received by March 13, 2008, the notice will be considered untimely, and the Company’s proxy holders will have discretionary authority to vote on the proposal.

ADDITIONAL INFORMATION

          Under the Securities Exchange Act of 1934 Sections 13 and 15(d), periodic and current reports must be filed with the SEC.  Epic Bancorp electronically files the following reports with the SEC: Form 10-K (Annual Report), Form 10-Q (Quarterly Report), Form 11-K (Annual Report for Employees’ Stock Purchase and Savings Plans), Form 8-K (Report of Unscheduled Material Events), and Form DEF 14A (Proxy Statement).  It may file additional forms.  The SEC maintains an Internet site, www.sec.gov in which all forms filed electronically may be accessed.  Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on our website www.epicbancorp.com.  Epic Bancorp posts these reports to its website as soon as reasonably practicable after filing them with the SEC.  None of the information on or hyperlinked from Epic Bancorp’s website is incorporated into this proxy statement.

OTHER MATTERS

          The Board of Directors knows of no other matters which will be brought before the Meeting but if such matters are properly presented to the Meeting, Proxies solicited hereby will be voted in accordance with the judgment of the persons holding such Proxies.  All shares represented by duly executed Proxies will be voted at the Meeting.

EPIC BANCORP,
a California corporation,

/s/ William Jeffery Tappan

San Rafael, California	William Jeffery Tappan, Secretary

April 27, 2007

APPENDIX “A”

Audit Committee Report

          The Audit Committee of Epic Bancorp Board of Directors (the “Audit Committee”) is composed of four independent directors and operates under a written charter adopted by the Board of Directors.  The members of the Audit Committee are Richard E. Smith, CPA, as chair, Carolyn B. Horan, Ed.D, Allan G. Bortel, CFA and Paul David Schaeffer. The Audit Committee appoints Epic Bancorp’s independent accountants.

          Management is responsible for Epic Bancorp’s internal controls and the financial reporting process.  The independent accountants, Vavrinek, Trine, Day & Company LLP, are responsible for performing an independent audit of Epic Bancorp’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon.  The Audit Committee’s responsibility is to monitor and oversee these processes.

          In this context, the Audit Committee has met and held discussions with management and Vavrinek, Trine, Day & Company LLP. Management represented to the Audit Committee that Epic Bancorp’s consolidated financial statements for the year ended December 31, 2006 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed these consolidated financial statements with management and Vavrinek, Trine, Day & Company LLP.  The Audit Committee discussed with Vavrinek, Trine, Day & Company LLP matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

          Vavrinek, Trine, Day & Company LLP also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Vavrinek, Trine, Day & Company LLP that firm’s independence. We have considered whether the provision of services by Vavrinek, Trine, Day & Company LLP not related to the audit of the financial statements referred to above and to the reviews of quarterly financial statements included in Epic Bancorp’s Forms 10-Q filed in 2006, is compatible with maintaining Vavrinek, Trine, Day & Company LLP’s  independence.

          Based on the Audit Committee’s discussion with management and Vavrinek, Trine, Day & Company LLP and the Audit Committee’s review of the representation of management and the report of Vavrinek, Trine, Day & Company LLP to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in Epic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission (SEC).

Respectfully submitted by the Audit Committee,

Richard E. Smith, Carolyn B. Horan, Allan G. Bortel, and Paul David Schaeffer

Revocable Proxy EPIC BANCORP

Annual Meeting of Shareholders June 11, 2007

The undersigned Shareholder(s) of Epic Bancorp (the “Company”) hereby appoints, constitutes and nominates Carolyn B. Horan and Richard E. Smith, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Companywhich the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the San Rafael Corporate Center, 750 Lindaro Street (Tamalpais Room), San Rafael, California on Monday, June 11, 2007 at 5:30 p.m. local time, and any and all adjournments thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

2. To approve an amendment to the Bylaws to increase the range of Board Members to not less than five (5) nor more than nine (9).

☐ For ☐ Against ☐ Abstain

3. Ratification of Auditors. To ratify the appointment of Vavrinek, Trine, Day & Company LLP as independent public accounts for the Company for its 2007 fiscal year.

☐ For ☐ Against ☐ Abstain

4. Other Business. To transact such other business as may properly come before the Meeting and any adjournment or adjournments thereof.

1. Election of Directors. To elect the following six (6) persons to the Board of Directors of the Company to serve until the 2008 Annual Meeting of Shareholders until their successors are elected and qualified.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY BELOW:

Allan G. Bortel Paul David Schaeffer Mark Garwood Richard E. Smith Carolyn B. Horan Jeffery Tappan
Shareholder Sign Above Date

☐ FOR all nominees listed above
☐ WITHHOLD AUTHORITY to vote for all nominees listed above	Number of Shares

A Shareholder may withhold authority to vote for any nominee by lining through or otherwise striking out the name of such nominee.	I (We) will ☐ will not ☐ attend the annual Meeting in person.

Detach above card, sign, date and mail in postage paid envelope provided

EPIC BANCORP

          The Board of Directors recommends a vote FOR proposals 1, 2, and 3. If any other business is properly presented at the Annual Meeting, this Proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted for all of the nominees for director named on this Proxy Card and For Proposals 2 and 3. This Proxy also vests discretionary authority to cumulate votes. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

          WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

          If your address has changed, please correct the address in the space provided below and return this portion with the Proxy in the envelope provided.

____________________________________________________

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